Exhibit 99.2
Dave Weidman, Chairman and CEO Steven Sterin, Senior Vice President and CFO Celanese 3Q 2008 Earnings Conference Call / Webcast Tuesday, October 21, 2008 10:00 a.m. ET

Forward Looking Statements, Reconciliation and Use of Non- GAAP Measures to U.S. GAAP Forward-Looking Statements This presentation may contain "forward-looking statements," which include information concerning the company's plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words "outlook," "forecast," "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward- looking statements contained in this release. Numerous factors, many of which are beyond the company's control, could cause actual results to differ materially from those expressed as forward-looking statements. Certain of these risk factors are discussed in the company's filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. Reconciliation of Non-U.S. GAAP Measures to U.S. GAAP This presentation reflects five performance measures, operating EBITDA, affiliate EBITDA, adjusted earnings per share, net debt and adjusted free cash flow, as non-U.S. GAAP measures. The most directly comparable financial measure presented in accordance with U.S. GAAP in our consolidated financial statements for operating EBITDA is operating profit; for affiliate EBITDA is equity in net earnings of affiliates; for adjusted earnings per share is earnings per common share-diluted; for net debt is total debt; and for adjusted free cash flow is cash flow from operations. Use of Non-U.S. GAAP Financial Information Operating EBITDA, a measure used by management to measure performance, is defined as operating profit from continuing operations, plus equity in net earnings from affiliates, other income and depreciation and amortization, and further adjusted for other charges and adjustments. We provide guidance on operating EBITDA and are unable to reconcile forecasted operating EBITDA to a GAAP financial measure because a forecast of Other Charges and Adjustments is not practical. Our management believes operating EBITDA is useful to investors because it is one of the primary measures our management uses for its planning and budgeting processes and to monitor and evaluate financial and operating results. Operating EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to operating profit as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies use identical calculations, this presentation of operating EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, operating EBITDA is not intended to be a measure of free cash flow for management's discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements nor does it represent the amount used in our debt covenants. Affiliate EBITDA, a measure used by management to measure performance of its equity investments, is defined as the proportional operating profit plus the proportional depreciation and amortization of its equity investments. Affiliate EBITDA, including Celanese Proportional Share of affiliate information on Table 8, is not a recognized term under U.S. GAAP and is not meant to be an alternative to operating cash flow of the equity investments. The company has determined that it does not have sufficient ownership for operating control of these investments to consider their results on a consolidated basis. The company believes that investors should consider affiliate EBITDA when determining the equity investments' overall value in the company. Adjusted earnings per share is a measure used by management to measure performance. It is defined as net earnings (loss) available to common shareholders plus preferred dividends, adjusted for other charges and adjustments, and divided by the number of basic common shares, diluted preferred shares, and options valued using the treasury method. We provide guidance on an adjusted earnings per share basis and are unable to reconcile forecasted adjusted earnings per share to a GAAP financial measure without unreasonable effort because a forecast of Other Items is not practical. We believe that the presentation of this non- U.S. GAAP measure provides useful information to management and investors regarding various financial and business trends relating to our financial condition and results of operations, and that when U.S. GAAP information is viewed in conjunction with non-U.S. GAAP information, investors are provided with a more meaningful understanding of our ongoing operating performance. This non-U.S. GAAP information is not intended to be considered in isolation or as a substitute for U.S. GAAP financial information. The tax rate used for adjusted earnings per share is the tax rate based on our initial guidance, less changes in uncertain tax positions. We adjust this tax rate during the year only if there is a substantial change in our underlying operations; an updated forecast would not necessarily result in a change to our tax rate used for adjusted earnings per share. The adjusted tax rate may differ significantly from the tax rate used for U.S. GAAP reporting in any given reporting period. It is not practical to reconcile our prospective adjusted tax rate to the actual U.S. GAAP tax rate in any future period. Net debt is defined as total debt less cash and cash equivalents. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding changes to the company's capital structure. Our management and credit analysts use net debt to evaluate the company's capital structure and assess credit quality. This non-U.S. GAAP information is not intended to be considered in isolation or as a substitute for U.S. GAAP financial information Adjusted free cash flow is defined as cash flow from operations less capital expenditures, other productive asset purchases, operating cash from discontinued operations and certain other charges and adjustments. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding changes to the company's cash flow. Our management and credit analysts use adjusted free cash flow to evaluate the company's liquidity and assess credit quality. This non-U.S. GAAP information is not intended to be considered in isolation or as a substitute for U.S. GAAP financial information. Results Unaudited The results presented in this presentation, together with the adjustments made to present the results on a comparable basis, have not been audited and are based on internal financial data furnished to management. Quarterly results should not be taken as an indication of the results of operations to be reported for any subsequent period or for the full fiscal year.

Dave Weidman Chairman and Chief Executive Officer

Celanese Corporation 3Q 2008 Highlights in millions (except EPS) 3rd Qtr 2008 3rd Qtr 2007 Net Sales $1,823 $1,573 Operating Profit $151 $147 Adjusted EPS $0.78 $0.73 Operating EBITDA $314 $302

Steven Sterin Senior Vice President and CFO

Celanese Corporation Financial Highlights in millions (except EPS) 3rd Qtr 2008 3rd Qtr 2007 Net Sales $1,823 $1,573 Operating Profit $151 $147 Net Earnings $158 $128 Special Items Other Charges/Adjustments $20 $40 Adjusted EPS $0.78 $0.73 Effective Tax Rate 26% 28% Diluted Share Basis 162.9 167.4 Operating EBITDA $314 $302 Net sales increased 16% from prior year Higher pricing Increased acetyl volumes Favorable currency impacts Operating profit increased to $151 million Higher raw material and energy costs compressed margins Insurance proceeds from the Clear Lake claim offset Pampa related shutdown costs Adjusted EPS up 7% to $0.78/share Diluted share basis reflects share repurchase programs 9.8 million shares repurchased for ~$378 million under current authorization Operating EBITDA increased to $314 million

in millions 3rd Qtr 2008 3rd Qtr 2007 Net Sales $272 up 5% $258 Operating EBITDA $45 down 36% $70 Advanced Engineered Materials Third Quarter 2008: Increased net sales driven by improved pricing and positive currency effects Increased penetration in value per vehicle and growth in non- automotive applications partially offset significant declines in US and European automotive builds Asia growth strategy continues to deliver positive results Higher raw material and energy costs continue to pressure margins Operating EBITDA decrease also impacted by lower earnings from equity affiliates

Third Quarter 2008: Net sales increase primarily driven by strong pricing and foreign currency effects Higher pricing more than offset slightly lower volumes for the quarter Operating EBITDA increase primarily the result of improved pricing and realized acquisition synergies Consumer Specialties in millions 3rd Qtr 2008 3rd Qtr 2007 Net Sales $295 up 5% $282 Operating EBITDA $56 up 6% $53

Third Quarter 2008: Increase in net sales primarily driven by higher pricing and favorable currency impacts Slight volume increase due to favorable comparison to 2007 which included impacts associated with Clear Lake outage Demand weakness in certain US and European end-markets continues, while China volumes continue to increase Operating EBITDA improvement due to expanded margins Industrial Specialties in millions 3rd Qtr 2008 3rd Qtr 2007 Net Sales $378 up 20% $314 Operating EBITDA $36 up 100% $18

Acetyl Intermediates in millions 3rd Qtr 2008 3rd Qtr 2007 Net Sales $1,056 up 22% $864 Operating EBITDA $182 up 2% $178 Third Quarter 2008: Increased net sales driven by higher pricing, increased volumes and favorable currency impacts Volume and pricing strength offset by significantly higher input costs and Hurricane Ike impacts Increased dividends from Ibn Sina contributed to improved Operating EBITDA for the quarter

3Q 2007 3Q 2008 YTD 2007 YTD 2008 3Q 2007 3Q 2008 YTD 2007 YTD 2008 Earnings - Equity Investments 24 19 65 46 Dividends - Cost Investments 29 35 93 138 Total affiliate earnings impact of $54 million relatively flat versus prior year Increased dividends from Ibn Sina methanol and MTBE cost affiliate more than offset performance of AEM affiliates currently pressured by continued high raw material and energy costs and weaker demand Significant value delivered by affiliates year-to-date Income Statement Cash Flow Affiliates Continue to Deliver Value

Strong Cash Generation Adjusted Free Cash Flow Adjusted Free Cash Flow Adjusted Free Cash Flow in millions YTD 2008 YTD 2007 Net cash provided by operating activities $345 $279 Adjustments to operating cash for discontinued operations ($10) $92 Net cash provided by operating activities from continuing operations $335 $371 Less: Capital expenditures $212 $217 Add: Other charges and adjustments1 $72 $40 Adjusted Free Cash Flow $195 $194 1Amounts primarily associated with certain other charges and the cash outflows for purchases of other productive assets that are classified as 'investing activities' for U.S. GAAP purposes. Factors contributing to cash generation during 2008: Strong operating performance Increased dividends from cost affiliates Lower cash taxes Growth from strategic investments in Asia Working capital increases on high raw material costs Outlook for 2008 to be ~$450 million, reflecting adjusted earnings outlook

Optimized Leverage Profile Term Loan - $2.8 billion Other Debt Obligations - $803 million Cash - $584 million Net Debt - $3.0 billion Revolver - $650 million Cost Stability Flexibility Structure Characteristics Primary Components Strong balance sheet provides flexibility and stability in current environment

Increased Financial Flexibility 2005 2006 2007 3Q YTD East 3.94 4.27 5.94 6.55 Operating EBITDA/Net Interest Stable, Flexible & Low Cost Continued improvement in coverage ratios Advantages of structure: LIBOR +150 bps Term loan maturity not until 2014 1% annual term loan amortization "Covenant-lite" Decrease in overall borrowing costs since 2005 2008 2009 2010 2011 2012 Thereafter East 73 92 99 86 62 300 Long-Term Debt Repayment 3,000 100

Appendix

3Q 2008 Other Charges and Other Adjustments by Segment $ in millions AEM CS IS AI Other Total Employee termination benefits - - - 7 1 8 Ticona Kelsterbach relocation 3 - - - - 3 Clear Lake insurance recoveries - - - (23) - (23) Asset impairments - - - 21 - 21 Sorbates settlement - - - - (8) (8) Total other charges 3 - - 5 (7) 1 Business optimization - - 2 - 7 9 Ticona Kelsterbach relocation (2) - - - - (2) Plant closures - - 1 6 - 7 Other - - - 2 3 5 Total other adjustments (2) - 3 8 10 19 Total other charges and other adjustments 1 - 3 13 3 20

Reg G: Reconciliation of Adjusted EPS

Reg G: Reconciliation of Net Debt

Reg G: Other Charges and Other Adjustments

Reg G: Reconciliation of Operating EBITDA

Reg G: Equity Affiliate Preliminary Results and Celanese Proportional Share - Unaudited